April 17, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-1004

ATTN:  Ms. Patsy W. Mengiste, Document Control - EDGAR

RE:      Form N-14 Pre-Effective Amendment No. 1 for -
                  AXP Managed Series, Inc. (File No. 333-32350)


Dear Ms. Mengiste:


Pursuant to Rule 461, American Express Financial Advisors Inc., the Principal Underwriter, respectively requests that the effective date of the above-mentioned Registration Statement be accelerated and declared effective on April 17, 2000 or as soon as practicable thereafter.


Sincerely,

American Express Financial Advisors Inc.
(Principal Underwriter)



By:  /s/ William A. Stoltzmann
         William A. Stoltzmann
         Vice President and Assistant General Counsel